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                                                                   EXHIBIT 10.43

MORRISON KNUDSEN CORPORATION

EXECUTIVE OFFICE
MORRISON KNUDSEN PLAZA
P. O. BOX 73/BOISE, IDAHO U.S.A.  83729
PHONE:  (208)386-5000/TELEX:368439


April 1, 1995

Mr. Robert Stevens Miller, Jr.
23 Maury Mountain Lane
P.O. Box 4130
Sunriver, OR  97707-1130

RE:       CHAIRMAN OF THE BOARD

Dear Steve:

On behalf of Morrison Knudsen Corporation (the "Company"), I am pleased to invite you to join the Company's Board of Directors as Chairman, pursuant to the terms and conditions set forth in this Agreement (the "Agreement").

1. POSITION AND SERVICES TO BE RENDERED. The Company hereby agrees to retain your services as the Chairman of the Board of Directors effective April 1, 1995 (the "Effective Date"). Your position as chairman will be a non-executive position with the Company. You accept such position and agree that for the first six months you will devote substantially all of your available working hours to the Company's interests, with the exact amount of time being devoted to the Company's interests dependent upon the facts and circumstances. Thereafter, the parties envision and agree that the hours required to be devoted to the Company's interests will diminish and ultimately result in service that is more in line with a typical board member who serves as chairman. You will report to the Board of Directors for as long as you continue in such position.

2. FEES. You will receive an annual fee of $180,000 commencing as of the Effective Date. Your annual fee will be divided into monthly increments of $15,000 each, less applicable taxes, if any. Such payment shall be made on the first Monday of each month. After twelve (12) months your compensation will be reviewed by the Executive Compensation & Nominating Committee of the Company's Board of Directors and adjusted to a level that is more in line with the typical non-executive chairman of a company similarly situated to that of Morrison Knudsen Corporation.

 3. STOCK OPTIONS. You will be granted options to purchase 250,000 shares of the Company's common stock at a price per share equal to the closing price on

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Mr. Miller
April 1, 1995
Page 2


     March 31, 1995, the effective date of the grant. The option shall vest as to 100,000 shares on April 1, 1996, an additional 100,000 shares on April 1, 1997 and the final 50,000 shares on April 1, 1998. In keeping with the provisions applicable to grants of stock options to other directors of the Company: (i) if you should cease to be a non-employee director for any reason except termination for cause, all vested options then held shall be exercisable for three years and all unvested options shall immediately terminate; and (ii) if you should cease to be a non-employee director for cause, all vested options shall be exercisable for a period of 30 days and all unvested options shall automatically terminate. The options shall have a ten year life.

4. RESTRICTED STOCK. You will be granted 20,000 shares of restricted common stock of the Company effective April 1, 1995. The restrictions on such shares shall lapse in their entirety as of October 1, 1995.

5. TRAVEL AND OTHER EXPENSES. You will be reimbursed for your travel expenses to and from Sunriver, OR and Boise, ID. Also, you will be reimbursed for reasonable travel, food and lodging expenses that you incur in connection with the Company's business pursuant to the Company's standard travel policy. You will also be reimbursed for reasonable lodging expenses incurred in renting an apartment in Boise, ID.

6. TERM. The term of this Agreement shall run from April 1, 1995 through April 1, 1998. The term of the agreement may be extended by written agreement of the parties at any time prior to the expiration thereof.

7. NONASSIGNMENT. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

8. MERGER CLAUSE. With respect to the matters specified herein, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties. This Agreement shall not affect the provisions of any other compensation, retirement or other benefit programs of the Company to which you are a party

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Mr. Miller
April 1, 1995
Page 3


     or of which you are a beneficiary. No amendments to this Agreement may be made except through a written document signed by both parties.

9. VALIDITY. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Agreement.

10. CONSTRUCTION. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

By accepting this position, you agree to the terms and conditions established herein. To indicate your acceptance of this invitation, please sign the facsimile copy of this Agreement and return it to me. An original will be provided for your signature at a later date. If you have any questions, please do not hesitate to contact me.

Very truly yours,                       AGREED AND ACCEPTED:


                                        /s/ Robert Stevens Miller, Jr.
/s/ Stephen G. Hanks                    _______________________________
                                        Robert Stevens Miller, Jr.
                                        April 1, 1995

RAT/dac


cc:  Robert A. McCabe